EXHIBIT 16(b)(iii)

                       AETNA INSURANCE COMPANY OF AMERICA
   (A wholly owned subsidiary of Aetna Life Insurance and Annuity Company)

                                  SCHEDULE III

                        Supplementary Insurance Information

           As of and for the years ended December 31, 1995, 1994 and 1993


(Thousands)

                                                                     Policy-
          Deferred                                     Unpaid        holders'                                Other income
           policy         Future                     claims and     funds left                  Net            (including
         acquisition      policy        Unearned        claim        with the      Premium    investment    realized capital
            costs        benefits       permiums       expenses      company       revenue     income(1)    gains and losses)
------------------------------------------------------------------------------------------------------------------------------
1995      $ 2066.4         $ -            $ -           $ -            $ -          $ -        $ 721.0          $ 141.0
----
          --------------------------------------------------------------------------------------------------------------------

1994      $ -              $ -            $ -           $ -            $ -          $ -        $ 619.3          $ -
----
          --------------------------------------------------------------------------------------------------------------------

1993      $ -              $ -            $ -           $ -            $ -          $ -        $ 560.0          $ -
----
          --------------------------------------------------------------------------------------------------------------------



(Thousands)

        Amortization
        of deferred                       Current
           policy            Other        & Future
        acquisition        operating      benefits
           costs           expenses       expenses
------------------------------------------------------
1995      $ -              $ 605.2          $ -

        ----------------------------------------------

1994      $ -              $  83.0          $ -

        ----------------------------------------------

1993      $ -              $  79.5          $ -

        ----------------------------------------------

(1) The allocation of net investment income is based upon the interest year method or specific identification of certain portfolios within specific segments.